EXHIBIT 4.2





THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

                           6% SENIOR SECURED DEBENTURE

November 18, 2005                                                    $_,000,000

         FOR VALUE RECEIVED, SUMMUS, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "BORROWER"), hereby promises to pay to the order of ___________ or its registered assigns (the "HOLDER") the sum of _________ Million Dollars ($_,000,000) (the "PRINCIPAL AMOUNT"), payable upon the earliest to occur of (i) June 30, 2007 and (ii) the occurrence of an Event of Default (as defined herein) (the earliest to occur of these dates is hereinafter referred to as the "MATURITY DATE"), and to pay interest on the unpaid Principal Amount at the rate of six percent (6%) per annum from the date hereof (the "ISSUE DATE"), payable on the Maturity Date, unless this Debenture is converted prior to the Maturity Date either (x) at the option of the Holder pursuant to Article II hereof or (y) upon the occurrence of an Automatic Conversion Event (as defined in Article II hereof). Any Principal Amount of or interest on this Debenture which is not paid on the Maturity Date shall bear interest at the rate of twelve percent (12%) per annum ("DEFAULT INTEREST") from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year, accruing daily, and shall commence accruing on the Issue Date. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. This Debenture is not prepayable by the Borrower.

         This Debenture is being issued by the Borrower pursuant to a Securities Purchase Agreement, dated as of November 18, 2005, between the Borrower, the Holder and the other purchasers named therein (the "PURCHASE AGREEMENT"). Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Purchase Agreement. For purposes hereof, the term "DEBENTURES" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

         This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Debenture shall be secured by that certain Security Agreement, dated November 18, 2005, between the Borrower, the Holder and the other parties named therein (the "SECURITY AGREEMENT").

         The following terms shall apply to this Debenture:

                              I. EVENTS OF DEFAULT

         A. EVENTS OF DEFAULT. If any of the following events (each, an "EVENT OF DEFAULT") shall occur:

                  1. The Borrower fails to pay the Principal Amount hereof or interest thereon when due, upon acceleration or otherwise;

                  2. The Borrower (i) fails to issue shares of Common Stock to any holder of the Debentures upon exercise by the holder of its conversion rights in accordance with the terms of the Debentures, (ii) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to any Holder upon conversion of or otherwise pursuant to the Debentures as and when required by the Debentures or upon exercise of the Warrants issued pursuant to the Purchase Agreement (the "WARRANTS"), as and when required by the terms thereof, or as required by the Purchase Agreement or the Registration Rights Agreement, dated as of November 18, 2005, by and among the Borrower and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), (iii) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of the Debentures upon conversion of or otherwise pursuant to the Debentures as and when required by the Debentures or upon exercise of the Warrants, as and when required by the terms thereof, or as required by the Purchase Agreement or the Registration Rights Agreement, or (iv) fails to fulfill its obligations pursuant to Article IV of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by any holder of the Debentures;

                  3. (a) The Borrower fails to obtain effectiveness of the Registration Statement with the Securities and Exchange Commission (the "SEC") prior to March 31, 2006 (as defined in the Registration Rights Agreement, the "REGISTRATION STATEMENT") required to be filed pursuant to Section 3(a) of the Registration Rights Agreement; (b) the Borrower fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within sixty (60) days after the Effective Date (as defined in the Registration Rights Agreement); or (c) any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "REGISTRABLE SECURITIES") otherwise cannot be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

                  4. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                  5. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

                  6. The Borrower shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("NASDAQ"), the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange ("AMEX") or the Over-the-Counter Bulletin Board (the "OTCBB");

                  7. The sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger (other than a merger solely for the purpose of reincorporating in another jurisdiction) or other business combination of the Borrower with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a "PERSON") or Persons when the Borrower is not the survivor;

                  8. The Borrower breaches any covenant contained in Article III hereof and such breach continues uncured for a period of ten (10) days after written notice thereof to the Borrower from any holder of Debentures;

                  9. The Borrower shall be in default of a material term, covenant, warranty or undertaking of any material agreement to which the Borrower is a party, including, but not limited to, any obligation for indebtedness senior or pari passu to the obligations hereunder;

                  10. Any material representation, warranty, covenant or agreement of the Borrower made herein, or in the Purchase Agreement or the Registration Rights Agreement shall be materially false or misleading or breached by the Borrower;

                  11. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days; or

                  12. An SEC stop trade order or the trading suspension of the Common Stock on the OTCBB (or such principal exchange on which the Common Stock trades) shall be in effect for five (5) consecutive Trading Days or five (5) Trading Days during a period of ten (10) consecutive Trading Days, excluding in all cases a suspension of all trading on the OTCBB (or such principal exchange on which the Common Stock trades); provided, that this shall only be a Event of Default to the extent that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on the Nasdaq SmallCap, Nasdaq, the NYSE, AMEX or OTCBB within sixty (60) days of such notice;

then, upon the occurrence and during the continuation of any Event of Default specified in subparagraphs 1, 2, 3, 6, 7, 8, 9, 10, 11 or 12 at the option of the Holder exercisable by the delivery of written notice (the "DEFAULT NOTICE") to the Borrower of such Event of Default (provided that the remedies afforded under this Article I.A shall only be available to Holders providing such notice), or upon the occurrence of any Event of Default specified in subparagraphs 4 or 5, the then outstanding Debentures shall become immediately redeemable and the Borrower shall purchase each holder's outstanding Debentures for an amount equal to the greater of (i) the Applicable Percentage (as defined below) multiplied by the sum of (a) the then outstanding Principal Amount of the Debentures, plus (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Default Amount (the "DEFAULT PAYMENT DATE"), plus (c) Default Interest, if any, on the amounts referred to in clauses (a) and/or (b), plus (d) all Conversion Default Payments (as defined in Article II.E below), Delivery Default Payments (as defined in Article II.D.2 below) and any other amounts owed to such holder pursuant to Section 3(c) of the Registration Rights Agreement, and (ii) the "PARITY VALUE" of the Debentures to be redeemed, where parity value means the product of (x) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Debentures in accordance with the terms hereof (without giving any effect to any limitations on conversions of Debentures contained herein, and treating the Trading Day (as defined in Article II.A.2) immediately preceding the Default Payment Date as the "CONVERSION Date" (as defined in Article II.D.4) for purposes of determining the lowest applicable Conversion Price, unless the Event of Default arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (y) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Default Payment Date (the greater of such amounts set forth in clauses (i) and (ii) above being referred to as the "DEFAULT AMOUNT"). The Default Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The "APPLICABLE PERCENTAGE" shall mean one hundred twenty (120%) in the case of any Event of Default specified in subparagraphs 1, 2, 3, 6, 7, 8, 9, 10, 11 or 12, and one hundred percent (100%) in the case of any Event of Default specified in subparagraphs 4 or 5.

         B. FAILURE TO PAY DEFAULT AMOUNT. In the case of an Event of Default, if the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, the Holder shall have the right at anytime, and from time to time after the failure to timely pay the Default Amount, so long as the Event of Default continues, to require the Borrower, upon written notice, to immediately issue (in accordance with and subject to the terms of Article II below), in lieu of that portion of the Default Amount with respect to which such election is made, the number of shares of Common Stock of the Borrower equal to such portion of the Default Amount divided by any Conversion Price (as defined below), as chosen in the sole discretion of Holder, in effect from the date of the Event of Default until the date Holder elects to exercise its rights pursuant to this Article I.B.

                                 II. CONVERSION

         A. CONVERSION.

                  1. OPTIONAL CONVERSION. The Holder may, at any time and from time to time, convert this Debenture into Common Stock, in whole or in part, in accordance with this Article II (an "OPTIONAL CONVERSION"). This Debenture shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Borrower into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (a) the Conversion Amount (as defined below) by (b) the Conversion Price (as defined in
Article II.B below); provided, however, that in no event shall Holder be entitled to convert this Debenture in exercise of that dollar amount of Debentures upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture, or the unexercised or unconverted portion of any other securities of the Borrower (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and Holder's affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(x) of such proviso and (ii) such proviso may not be amended without (a) the written consent of the Holder and the Borrower and (b) the approval of the holders of a majority of Borrower's Common Stock present, or represented by proxy, and voting at any meeting called to vote on such proviso. "CONVERSION AMOUNT" means (i) the portion of the Principal Amount of this Debenture being converted, plus (ii) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Article II.D.4), plus (iii) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (i) and/or (ii), plus (iv) any Conversion Default Payments (as defined in Article II.E) and Delivery Default Payments (as defined in Article II.D.2) payable with respect thereto, together with any other amounts owed to Holder pursuant to Section 3(c) of the Registration Rights Agreement.

                  2. AUTOMATIC CONVERSION. This Debenture shall be automatically converted into shares of Common Stock at the Conversion Price (an "AUTOMATIC CONVERSION") in the event (each, an "AUTOMATIC CONVERSION EVENT") that either
(i) the Borrower shall have at least ten million dollars ($10,000,000) in Revenues (as defined below) in any complete calendar quarter, as reported in a Quarterly Report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission, or (ii) the Closing Price (as defined below) of the Common Stock exceeds $6.00 for forty-five (45) consecutive Trading Days (as defined below) and the average daily trading volume of the Common Stock during such forty-five (45) Trading

Day period exceeds three hundred thousand (300,000) shares (excluding any shares traded by affiliates of the Borrower), so long as (x) the Registration Statement is effective and sales may continue to be made thereunder and (y) there shall not have occurred and be continuing an Event of Default. "CLOSING PRICE," as of any date, means the closing bid price of the Common Stock on the OTCBB as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority of the outstanding Principal Amount of the Debentures and the Borrower ("BLOOMBERG") or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no closing bid price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority of the outstanding Principal Amount of the Debentures for which the calculation of the Closing Price is required. "REVENUES" shall mean revenues from application sales or subscriptions generated by the Borrower from its business as it exists on the date of this Debenture, as described in the Borrower's business plan presented to the Holder, including any revenues from internal growth but not including revenue increases as a result of acquisitions of entities or businesses by the Borrower. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                  In the event an Automatic Conversion Event occurs, the Borrower shall so notify the Holder in writing, and so long as there is no dispute as to whether such an event has in fact occurred (which disputes, if any, shall be resolved by prompt submission to independent arbitration, which arbitration shall be conducted in accordance with procedures mutually agreed upon by the parties), this Debenture shall be automatically converted in accordance with the terms of this Article II on the third (3rd) Trading Day following receipt of such written notice (the "Automatic Conversion Date"). Upon an Automatic Conversion, the Debenture shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Borrower into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (a) the Conversion Amount by (b) the Conversion Price; provided, however, that in the event an Automatic Conversion of this Debenture hereunder would result in beneficial ownership by Holder and Holder's affiliates of more than 9.9% of the outstanding shares of Common Stock (but for the proviso set forth in Article II.A.1, which shall be applicable to an Automatic Conversion hereunder), then (A) the maximum number of shares issuable without violating the proviso set forth on Article II.A shall be issued and (B) a warrant in the form attached hereto as Exhibit B to acquire a number of shares equal to the excess number of shares which otherwise cannot be issued as a result of this proviso shall issued.

                  Subject to the foregoing, provisions of the Articles II.D.1, II.D.2 and II.D.3 and II.D.5 shall be applicable to Automatic Conversions pursuant to this Article II.A.2.

         B. CONVERSION PRICE. The "CONVERSION PRICE" shall be $2.00.

         C. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

                  1. ADJUSTMENT DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If, at any time when this Debenture is outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Borrower shall notify the Transfer Agent of such change on or before the effective date thereof. "TRADING PRICE," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Borrower or (y) at the option of the holders of a majority of the then outstanding Principal Amount of the Debentures, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Borrower.

                  2. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is outstanding and prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "CHANGE OF CONTROL TRANSACTION"), then Holder shall thereafter have the right to receive upon conversion of this Debenture upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon such conversion such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion or exercise contained herein), including any rights (including election rights) that Holder would have had if Holder were a stockholder at any time prior to the consummation of the Change of Control Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of this Debenture. The Borrower shall not effect any transaction described in this subparagraph 2 unless (i) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such Change of Control Transaction (during which time Holder shall be entitled to convert this Debenture), which notice shall be given concurrently with the first public announcement of such transaction, and (ii) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of the Borrower under this Debenture (including under this subparagraph 2). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                  3. ADJUSTMENT DUE TO DISTRIBUTION. If, at any time when this Debenture is outstanding, the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a
spin-off))  (a  "DISTRIBUTION"),   then  Holder  shall  be  entitled,  upon  any
conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  4. PURCHASE RIGHTS. If, at any time when this Debenture is outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion or exercise contained herein and based upon the Conversion Price as would then be in effect) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  5. ADJUSTMENT DUE TO DILUTIVE ISSUANCE. If, at any time when any Debentures are issued and outstanding, the Borrower issues or sells, or in accordance with this Article II.C.5 is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.

                           The  Borrower  shall be deemed to have issued or sold
shares of Common Stock if the
Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS"). If the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by
(ii) the  maximum  total  number of shares of  Common  Stock  issuable  upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                  Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options). If the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  No adjustment to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Debenture; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Borrower now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Company or a majority of the members of a committee of independent directors established for such purpose; or (iii) upon the conversion of the Debentures.

                  6. CERTAIN EVENTS. If any event occurs of the type contemplated by the adjustment provisions of this Article II.C but not expressly provided for by such provisions, the Borrower will give notice of such event as provided in Article II.C.7 hereof, and the Borrower's Board of Directors will make an appropriate adjustment in the Conversion Price so that the rights of the Holder shall be neither enhanced nor diminished by such event.

                  7. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Article II.C., the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

         D. MECHANICS OF CONVERSION. In order to convert this Debenture into shares of Common Stock, Holder shall: (1) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Borrower by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE"), on the date specified therein as the Conversion Date (as defined in Article II.D.4) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion Date) to the office of the Borrower or its designated Transfer Agent for the Debentures, which notice shall specify the Principal Amount of this Debenture to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion; and (2) subject to Article II.D.1 below, surrender this Debenture along with a copy of the Notice of Conversion to the office of the Borrower as soon as practicable thereafter. In the case of a dispute as to the calculation of the Conversion Price, the Borrower shall promptly issue that number of shares of Common Stock as is not disputed in accordance with the next sentence. The Borrower shall submit the disputed calculations to its outside independent accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Borrower and Holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                  1. SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid Principal Amount of this Debenture is so converted. Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, Holder may not transfer this Debenture unless Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of Holder a new Debenture of like tenor, registered as Holder may request, representing in the aggregate the remaining unpaid Principal Amount of this Debenture. Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

                  2. DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the submission of a Notice of Conversion, the Borrower shall, within two (2) business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement to or upon the order of Holder that number of shares of Common Stock for the portion of this Debenture converted as shall be determined in accordance herewith. In addition to any other remedies available to Holder, including actual damages and/or equitable relief, the Borrower shall pay to Holder $2,000 per day in cash for each day beyond an eight
(8) day grace period following the Delivery Period that the Borrower fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon conversion of this Debenture pursuant to the Notice of Conversion until such time as the Borrower has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"). Such Delivery Default Payments shall be paid to Holder by the fifth (5th) day of the month following the month in which they have accrued or, at the option of Holder (by written notice to the Borrower by the first day of the month following the month in which they have accrued), shall be convertible into Common Stock in accordance with the terms of this Article II.

                  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Borrower ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of Holder and its compliance with all applicable laws, rules and regulations, the provisions contained in
Article II.A and in this Article II.D, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                  In addition to any other rights available to the Holder, if the Borrower fails to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to a conversion by the end of the Delivery Period, and if after such day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Borrower shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock that the Borrower was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Debenture and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Borrower timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Borrower shall be required to pay the Holder $1,000. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Borrower. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

                  3. NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

                  4. CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Borrower or its Transfer Agent.

                  5. RECORD HOLDERS. The person or persons entitled to receive the shares of Common Stock issuable upon conversion of this Debenture (pursuant to Article II.A.1 and Article II.A.2) shall be treated for all purposes as the record holder or holders of such securities as of a Conversion Date or an Automatic Conversion Date (as applicable) and all rights with respect to this Debenture (or portion thereof) surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion (or exercise) and except that the holders preferential rights as a Holder of this Debenture shall survive to the extent the Borrower fails to deliver such securities.

         E. RESERVATION OF SHARES. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion in full of the Debentures outstanding (based on Conversion Price in effect from time to time) shall at all times be reserved by the Borrower, free from preemptive rights, for such conversion or exercise. As of the Issue Date, a sufficient number of authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Debentures (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4.7 of the Purchase Agreement. In addition, if the Borrower shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible, the Borrower shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Debentures.

         If at any time Holder submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock duly reserved and available for issuance to effect such conversion in accordance with the provisions of this Article II (a "CONVERSION DEFAULT"), subject to Article V.I, the Borrower shall issue to Holder all of the shares of Common Stock which are available to effect such conversion and exercise, if applicable. The portion of the Principal Amount of this Debenture included in the Notice of Conversion which exceeds the amount which is then convertible (or exercisable) into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible (or exercisable) into Common Stock in accordance with the terms hereof until (and at Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved by the Borrower to permit such conversion (or exercise), at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by Holder in respect thereof. The Borrower shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (x) such time that Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion hereof and
(y) a Conversion Default. In addition, the Borrower shall pay to Holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) ..18, multiplied by (b) the Conversion Default Amount (as defined below), multiplied by (c)(N/365), where N = the number of days from the day Holder submits a Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the Debentures. "CONVERSION DEFAULT AMOUNT" means the then outstanding Principal Amount of all Debentures held by Holder plus the aggregate accrued interest thereon as of the first day of the Conversion Default. The Borrower shall send notice to Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the Borrower's option, as follows:

                  1. In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued.

                  2. In the event the Holder elects to take such payment in Common Stock, Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article II (so long as there is then a sufficient number of authorized shares of Common Stock).

                  Holder's election shall be made in writing to the Borrower at any time prior to 5:00 p.m, New York City time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, Holder shall be deemed to have elected to receive cash. Nothing herein shall limit Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         F. NOTICE OF CONVERSION PRICE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article II, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

         G. CERTAIN ACTIONS PROHIBITED. The Borrower will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Debenture and in the taking of all such action as may reasonably be requested by the holder of this Debenture in order to protect the exercise privilege of the holder of this Debenture against dilution or other impairment, consistent with the tenor and purpose of this Debenture. Without limiting the generality of the foregoing, the Borrower (i) will not increase the par value of any shares of Common Stock receivable upon the conversion of this Debenture above the Conversion Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Borrower may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Debenture.

                             III. CERTAIN COVENANTS

         A. DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (b) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock.

         B. RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

         C. BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Debentures, create, incur, assume or suffer to exist any liability for borrowed money senior or pari passu in rank to the Debentures, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof or (b) indebtedness to trade creditors incurred in the ordinary course of business.

         D. SALE OF ASSETS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Debentures, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

         E. ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Debentures, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) made in the ordinary course of business.

         F. CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Debentures, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date here of, and (b) similar transactions in the ordinary course of business.

                                  IV. MATURITY

         A. PAYMENT AT MATURITY. The entire Principal Amount of the Debentures then outstanding (together with any accrued and unpaid interest thereon, Default Interest, Conversion Default Payments, Delivery Default Payments and all other amounts due and payable by the Borrower pursuant to Section 2(c) of the Registration Rights Agreement) on the Maturity Date, shall be paid by the Borrower to the Holder in cash on the Maturity Date.

         B. FAILURE TO PAY. In the event that all amounts due and payable by Borrower are not paid by the Borrower on the Maturity Date, the Holder may at any time after the Maturity Date (i) exercise its rights pursuant to Article I (to the extent it may exercise such rights in accordance with Article I) or (ii) exercise its conversion rights pursuant to Article II. Each of the foregoing options may be exercised by the Holder in whole or in part, alone or in combination and without affecting any rights or remedies otherwise available to the Holder. If the Holder elects to exercise its rights pursuant to clause (i) above, until the amounts due are actually paid by the Borrower, nothing herein shall affect the Holder's ability to convert all or any portion of this Debenture into shares of the Borrower's Common Stock in accordance with the terms hereof, including any portion for which payment is due pursuant to clause
(i).

                                V. MISCELLANEOUS

         A. FAILURE OF INDULGENCE NOT WAIVER. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         B. NOTICES. Any notices required or permitted to be given under the terms of this Debenture shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                    If to the Company:

                         Summus, Inc.
                         434 Fayetteville Street, Suite 600
                         Raleigh, North Carolina  27601
                         Attention:    Gary E. Ban, Chief Executive Officer
                         Telephone:    919-807-5611
                         Facsimile:    919-807-5601



                    With copy to:

                         Summus, Inc.
                         434 Fayetteville Street, Suite 600
                         Raleigh, North Carolina  27601
                         Attention:    Donald T. Locke, CFO and General Counsel
                         Telephone:    919-807-5623
                         Facsimile:    919-807-5601

         If to Holder, to the address set forth immediately below Holder's name on Exhibit A to the Purchase Agreement or such other address as is communicated to the Borrower by notice by Holder in accordance with the terms hereof, with a copy to counsel for such Holder listed on Exhibit A to the Purchase Agreement.

         C. AMENDMENT PROVISION. The Debentures may be amended only by an instrument in writing signed by the Borrower and the holders of a majority of the then outstanding Principal Amount of the Debentures.

         D. ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. In the event Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any

Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total Principal Amount of Debentures then held by such holders.

         E. COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay Holder costs of collection, including reasonable attorneys' fees.

         F. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware (without regard to principles of conflict of laws). The Borrower and Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and state courts located in Delaware in any suit or proceeding based on or arising under this Debenture, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Borrower and Holder further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Borrower and Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS DEBENTURE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS DEBENTURE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         G. DENOMINATIONS. At the request of Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding Principal Amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

         H. LOST OR STOLEN DEBENTURES. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

         I. PAYMENT OF CASH; DEFAULTS. Whenever the Borrower is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment or otherwise but not including payments of principal and interest hereunder), such cash payment shall be made to Holder within five Trading Days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and appropriate delivery instructions, including any necessary wire transfer instructions. If such payment is not delivered within such five-Trading Day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 24% and the highest interest rate permitted by applicable law until such amount is paid in full to Holder.

         J. PRO RATA ALLOCATIONS. The Reserved Amount (including any increases thereto) shall be allocated by the Borrower pro rata among the holders of the Debentures based on the total Principal Amount of Debentures originally issued to each holder of the Debentures. Each increase to the Reserved Amount shall be allocated pro rata among the holders of the Debentures based on the total
Principal Amount of Debentures held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of the Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any the Debentures shall be allocated to the remaining holders of shares of the Debentures, pro rata based on the total Principal Amount of Debentures held by such holders.

         K. STATUS AS DEBENTUREHOLDER. Upon submission of a Notice of Conversion by Holder, the Principal Amount of this Debenture and the interest thereon covered thereby (other than any portion of this Debenture, if any, which cannot be converted because the conversion thereof would exceed such holder's allocated portion of the Maximum Share Amount or Reserved Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and Holder's rights as a holder of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Debenture. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the portion of the Principal
Amount and interest thereon subject to such conversion shall be deemed outstanding under this Debenture and the Corporation shall, as soon as practicable, return this Debenture to Holder.

         In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article II.F to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article II.F) for the Corporation's failure to convert this Debenture.

         L. REMEDIES CUMULATIVE. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Debenture. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

















                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer as of the 18th day of November, 2005.


                                             SUMMUS, INC.



                                             By:
                                                --------------------------------
                                                 Gary E. Ban
                                                 Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

                  The undersigned hereby irrevocably elects to convert $________Principal Amount of the Debenture (defined below) into shares of common stock, par value $.001 per share ("COMMON STOCK"), of Summus, Inc., a Delaware corporation (the "BORROWER") according to the conditions of the Debentures of the Borrower dated as of November 18, 2005 (the "DEBENTURES"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

                  The undersigned also irrevocably elects to convert $________ of Conversion Default Payments, $________ of Delivery Default Payments and/or $_______ of payments pursuant to Section 2(c) of the Registration Rights Agreement at the Applicable Conversion Price set forth below.

                  The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

         Name of DTC Prime Broker:
                                   ---------------------------------------------
         Account Number:
                        --------------------------------------------------------

    / / In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:
              ------------------------------------------------------------------
         Address:
                 ---------------------------------------------------------------

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                     Date of Conversion:___________________________
                     Market Price Days:____________________________
                     Applicable Conversion Price:____________________
                     Number of Shares of Common Stock to be Issued
                     Pursuant to: (i) Conversion of the Debentures:_________ _____; or

                     (ii)  Conversion  of  Conversion   Default  Payments,
                     Delivery Default Payments and/or payments pursuant to
                     Section 3(c) of the Registration Rights Agreement:
                     ---------------------------------
                     Signature:_________________________________
                     Name:______________________________________
                     Address:___________________________________
                     ___________________________________________

                                                                       EXHIBIT B